The following is representative of the Code of Ethics in effect for each Fund:

                                 Code of Ethics

With respect to non-affiliated Board members and all other access persons to the extent that they are not covered by The Capital Group Companies, Inc. policies:

     *    No Board member  shall so use his or her position or knowledge  gained therefrom as to create a conflict between his or her personal interest and that of the Fund.

     *    No Board member  shall  engage in  excessive  trading of shares of the fund or any other  affiliated  fund to take  advantage  of  short-term market movements.

     *    Each non-affiliated  Board member shall report to the Secretary of the
          Fund not later than  thirty  (30) days after the end of each  calendar quarter any  transaction  in  securities  which such Board  member has effected  during the quarter which the Board member then knows to have been effected within fifteen (15) days before or after a date on which the Fund purchased or sold, or considered the purchase or sale of, the same security.

     *    For  purposes of this Code of Ethics,  transactions  involving  United
          States Government  securities as defined in the Investment Company Act
          of  1940,   bankers'   acceptances,   bank  certificates  of  deposit,
          commercial  paper,  or  shares  of  registered   open-end   investment
          companies are exempt from reporting as are non-volitional transactions such as dividend reinvestment programs and transactions over which the
          Board member exercises no control.

                                     * * * *

In addition, the Fund has adopted the following standards in accordance with the requirements  of Form N-CSR adopted by the  Securities  and Exchange  Commission pursuant  to Section  406 of the  Sarbanes-Oxley  Act of 2002 for the purpose of deterring  wrongdoing and promoting:  1) honest and ethical  conduct,  including handling  of actual or  apparent  conflicts  of interest  between  personal  and professional  relationships;  2) full, fair, accurate, timely and understandable disclosure  in reports  and  documents  that a fund files with or submits to the
Commission  and in other public  communications  made by the fund; 3) compliance with applicable governmental laws, rules and regulations; 4) the prompt internal reporting  of  violations  of the  Code  to an  appropriate  person  or  persons identified in the Code; and 5)  accountability  for adherence to the Code. These provisions  shall apply to the principal  executive  officer or chief  executive officer and treasurer ("Covered Officers") of the Fund.

1.   It is the  responsibility of Covered Officers to foster, by their words and actions,  a corporate  culture that encourages  honest and ethical conduct,
     including  the  ethical  resolution  of,  and  appropriate   disclosure  of
     conflicts of  interest.  Covered  Officers  should work to assure a working environment  that is  characterized  by respect for law and compliance with applicable rules and regulations.

2.   Each  Covered  Officer  must act in an  honest  and  ethical  manner  while conducting  the  affairs of the Fund,  including  the  ethical  handling of actual or apparent  conflicts of interest between personal and professional relationships. Duties of Covered Officers include:

     *    Acting with integrity;

     *    Adhering to a high standard of business ethics;

     *    Not using personal  influence or personal  relationships to improperly influence  investment  decisions  or financial  reporting  whereby the
          Covered Officer would benefit personally to the detriment of the Fund;

3.   Each Covered Officer should act to promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with or submits to, the Securities  and Exchange  Commission and in other public communications made by the Fund. Each Covered Officer should act to promote full, fair, accurate,  timely and understandable  disclosure in reports and documents  that the Fund  files  with or submits  to,  the  Securities  and
     Exchange Commission and in other public communications made by the Fund.

     *    Covered  Officers  should   familiarize   themselves  with  disclosure
          requirements  applicable  to the  Fund  and  disclosure  controls  and procedures in place to meet these requirements.

     *    Covered Officers must not knowingly  misrepresent,  or cause others to misrepresent  facts  about the Fund to  others,  including  the Fund's
          auditors,   independent   directors,   governmental   regulators   and
          self-regulatory organizations.

4.   Any existing or potential violations of this Code should be reported to The
     Capital  Group  Companies'  Personal  Investing  Committee.   The  Personal
     Investing  Committee is authorized to investigate  any such  violations and report their  findings to the Chairman of the Audit  Committee of the Fund.
     The Chairman of the Audit  Committee  may report  violations of the Code to the Fund's Board or other appropriate entity including the Audit Committee, if he or she  believes  such  a  reporting  is  appropriate.  The  Personal
     Investing  Committee may also  determine the  appropriate  sanction for any violations  of this Code,  including  removal  from office,  provided  that removal  from  office  shall only be carried  out with the  approval of the
     Fund's Board.

5.   Application of this Code is the  responsibility  of the Personal  Investing
     Committee,  which shall  report  periodically  to the Chairman of the Audit
     Committee of the Fund.

6.   Material amendments to these provisions must be ratified by a majority vote
     of  the  Fund's  Board.  As  required  by  applicable  rules,   substantive
     amendments to the Code must be filed or appropriately disclosed.

FOLLOWING IS THE CODE OF ETHICS FOR THE CAPITAL GROUP COMPANIES INC. (CAPITAL),
WHICH INCLUDES CAPITAL RESEARCH AND MANAGEMENT COMPANY, THE INVESTMENT ADVISER
TO THE AMERICAN FUNDS AND THOSE INVOLVED IN THE DISTRIBUTION OF THE FUNDS,
CLIENT SUPPORT AND SERVICES; AND CAPITAL GROUP INTERNATIONAL INC. (CGII), WHICH
INCLUDES CAPITAL GUARDIAN TRUST COMPANY AND CAPITAL INTERNATIONAL INC. THE CODE
OF ETHICS APPLIES TO ALL ASSOCIATES.

                           THE CAPITAL GROUP COMPANIES
                                 CODE OF ETHICS

All of us within the Capital organization are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must always place the interests of clients and fund shareholders ahead of our own. Moreover, we should adhere to the spirit as well as the letter of the law and be vigilant in guarding against anything that could color our judgment.

Over the years we have earned a reputation for the highest integrity. Regardless of lesser standards that may be followed through business or community custom, we must observe exemplary standards of openness, integrity, honesty and trust.
Accordingly, we have adopted certain standards as described below for the purpose of deterring wrongdoing and promoting: 1) honest and ethical conduct; 2)
full, fair, accurate, timely and understandable disclosure in reports and documents; 3) compliance with applicable laws (including federal securities laws), rules, and regulations; 4) the prompt internal reporting of violations of our Code of Ethics; and 5) accountability for adherence to our Code of Ethics.

GENERAL GUIDELINES

Although specific policies are discussed in more detail below, these are general guidelines that all Capital associates should be aware of:

o                 It is a crime in the U.S. and many other countries to transact in a company's securities while in possession of material
                  non-public information about the company. If there is any
                  question as to whether you've received material information
                  (typically from a company "insider") you should contact any member of the legal staff to discuss.

o                 You should not knowingly misrepresent, or cause others to
                  misrepresent, facts about Capital to clients, fund
                  shareholders, regulators, or any other member of the public.
                  Disclosure in reports and documents should be fair and
                  accurate.

o                 You should not accept extravagant gifts or entertainment from persons or companies who are trying to solicit business from any of the Capital companies. Capital's Gifts and
                  Entertainment Policy is summarized below.

o                 Safeguarding non-public information - - ALL ASSOCIATES are responsible for safeguarding non-public information about
                  securities recommendations and fund and client holdings (for example, analyst research reports, investment meeting
                  discussions or notes, current fund/client transaction
                  information). If you have access to such information, you will likely be subject to additional personal investing limitations under Capital's Personal Investing Policy(1). Even if you are
                  not a "covered person" under the Personal Investing Policy, certain general principles apply to you, and you should not trade based on any Capital company's confidential, proprietary investment information where fund or client trades are likely to be pending or imminent.

o                 Other types of information (for example, marketing plans,
                  employment issues, shareholder identities, etc.) may also be confidential and should not be shared with individuals outside the company (except those retained to provide services for the
                  Capital companies).

EXCESSIVE TRADING OF CAPITAL-MANAGED FUNDS - - YOU SHOULD NOT ENGAGE IN
EXCESSIVE TRADING OF THE AMERICAN FUNDS OR ANY OTHER CAPITAL-MANAGED INVESTMENT
VEHICLES WORLDWIDE TO TAKE ADVANTAGE OF SHORT-TERM MARKET MOVEMENTS. EXCESSIVE
ACTIVITY, SUCH AS A FREQUENT PATTERN OF EXCHANGES, COULD INVOLVE ACTUAL OR
POTENTIAL HARM TO SHAREHOLDERS OR CLIENTS. Note that this applies to your spouse and any other immediate family members.

BAN ON PARTICIPATION IN IPOS - - Capital associates and their immediate family members residing in their household MAY NOT PARTICIPATE in Initial Public
Offerings (IPOs). Although exceptions are rarely granted, they will be considered on a case-by-case basis, for example, where a family member is
EMPLOYED by the IPO Company and IPO shares are considered part of that family member's compensation.

LIMITATION ON SERVICE ON BOARDS - - ASSOCIATES ARE DISCOURAGED FROM SERVING ON
THE BOARD OF DIRECTORS OR ADVISORY BOARD of any public or private company (this does not apply to boards of Capital companies or funds). You must receive approval prior to serving on a board, except for boards of charitable organizations or other nonprofit organizations. In addition, certain associates will be sent a form annually and asked to disclose their board positions.

FAILURE TO ADHERE TO OUR CODE OF ETHICS MAY RESULT IN DISCIPLINARY ACTION BEING
TAKEN, INCLUDING TERMINATION.

ANNUAL CERTIFICATION OF CODE OF ETHICS

Each associate will receive a copy of the Code of Ethics annually and is responsible for certifying in writing that they have read and understood the
Code.

REPORTING VIOLATIONS

You have a responsibility to report any violations of our Code of Ethics, including: (i) fraud or illegal acts involving any aspect of our business; (ii)
noncompliance with applicable laws, rules and regulations; (iii) intentional or material misstatements in our regulatory filings, internal books and records or client records or reports; or (iv) activity that is harmful to our clients or fund shareholders. Deviations from controls or procedures that safeguard the company, including the assets of shareholders and clients, should also be reported. Reported violations of the Code of Ethics will be investigated and appropriate actions will be taken.

You can report confidentially to:

o        Your manager or department head
o        Capital's Audit Committee
o        any other lawyer employed by the Capital organization

CAPITAL GIFTS AND ENTERTAINMENT POLICY - CONFLICTS OF INTEREST

          A conflict of interest occurs when the private interests of associates interfere or could potentially  interfere with their  responsibilities at work.  Associates  must not place  themselves  or the  company in a position of actual or potential  conflict.  Associates  may not accept gifts worth more than U.S.$100.00,  excessive business  entertainment, loans, or anything else involving personal gain from those who conduct business with the company. In addition, a business entertainment event exceeding  U.S.  $250.00 in value  should not be  accepted  unless the associate  receives  permission from his/her manager or supervisor and the Gifts and Entertainment Policy Committee.

          Gifts or  entertainment  that are reimbursed by Capital do not need to be reported (or pre-cleared).  The expenses,  however,  are subject to the  approval  of the  associate's  manager.  When  giving  a gift  or extending  entertainment on behalf of Capital, it is important to keep in mind that giving an extravagant gift or entertaining excessively or lavishly may create the appearance of conflict. Associates should also be aware that  certain  laws or rules may  prohibit  or limit gifts or
          entertainment   extended  to  public  officials  --  especially  those
          responsible for investing public funds.

Charitable Contributions

          In soliciting donations from various people in the business community, associates  must  never  allow the  present  or  anticipated  business relationships  of Capital or any of its  affiliates  to be a factor in soliciting such contributions.

Reporting

          The  limitations  on  accepting  gifts  applies to all  associates  as described  above,  and all  associates  will  be  asked  to  fill  out quarterly disclosures.  You must report any gift exceeding U.S. $50.00 in value and  business  entertainment  in which an event  exceeds U.S.
          $75.00.  (although  it is  recommended  that you  report all gifts and entertainment)

Gifts and Entertainment Policy Committee

       The Gifts and Entertainment Policy Committee oversees administration of and compliance with the Policy.

POLITICAL CONTRIBUTIONS POLICY

MAKING POLITICAL CONTRIBUTIONS -- One of the objectives of Capital's Code of
Ethics is to ensure that conflicts of interest do not arise as a result of an associate's position at Capital. Contributions (financial or non-financial) made to certain political campaigns may raise potential conflicts of interest because of the ability of certain office holders to direct business to Capital. For example, contributions to any person currently holding a city, county or state treasurer position or any candidate running for these offices may raise concerns. As a result, associates SHOULD NOT MAKE CONTRIBUTIONS to any person currently holding these positions or running for these positions. Associates are also encouraged to seek guidance for contributions to other political offices that may have the power to influence the choice of a Capital company or the
American Funds to manage public funds. THESE POLICIES ALSO APPLY TO AN
ASSOCIATE'S SPOUSE. Pre-clear requests or questions may be directed to the staff of the Political Contributions Committee. The Political Contributions Committee
will evaluate questions relating to potential political contributions considering, among other things: 1) an associate's relationship with the candidate (i.e., is the relationship a personal or business one) and 2) the candidate's current or potential relationship with Capital.

As a general matter, contributions to candidates for U.S. President, Senate,
House of Representatives and contributions to national political parties are permissible (unless the candidate currently holds an office that may raise potential conflict of interest issues as described above). Likewise, unless you are subject to the special "CollegeAmerica" requirements (described below), contributions to State Governor and State Representative positions and state political parties are permissible.

SPECIAL POLITICAL CONTRIBUTION REQUIREMENTS -- COLLEGEAMERICA -- Certain
associates involved with "CollegeAmerica," the American Funds 529 College
Savings Plan sponsored by the Commonwealth of Virginia will receive a special reporting form. These associates are subject to additional restrictions and reporting requirements. For example, these associates generally may not contribute to Virginia political candidates or parties, must report contributions to any other state or municipal candidates or parties, and must pre-clear Political Action Committee (PAC) contributions.

SOLICITING POLITICAL CONTRIBUTIONS -- In soliciting political contributions from various people in the business community, you must never allow the present or anticipated business relationships of any Capital company to be a factor in soliciting such contributions.

OTHER CONSIDERATIONS -- Please keep in mind that any political contributions that you make or solicit should be viewed as personal. Therefore, you should not use Capital letterhead for correspondence regarding these contributions, and you should not hold fundraising events in Capital offices.

INSIDER TRADING

       Antifraud provisions of U.S. securities laws as well as the laws of other countries generally prohibit persons in possession of material non-public information from trading on or communicating the information to others.
       Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

       While investment research analysts are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all Capital associates and extend to activities both within and outside each associate's duties. ANY ASSOCIATE WHO BELIEVES THAT HE
       OR SHE MAY HAVE MATERIAL NON-PUBLIC INFORMATION SHOULD CONTACT A CAPITAL
       LAWYER.

PERSONAL INVESTING POLICY

       As an associate of The Capital Group Companies, you may have access to confidential information. This places you in a position of special trust.
       You are associated with a group of companies that is responsible for the management of many billions of dollars belonging to mutual fund shareholders and other clients. The law, ethics and our own policy place a heavy burden on all of us to ensure that the highest standards of honesty and integrity are maintained at all times.

       There are several rules that must be followed to avoid possible conflicts of interest in personal investments. Keep in mind, however, that placing the interests of clients and fund shareholders first is the core principle of our policies and applies even if the matter is not covered by a specific provision. The following is only a summary of the Capital
       Personal Investing Policy. Please refer to the Capital Personal Investing
       Policy for more detailed information about personal investing rules.

THE FOLLOWING PROVISIONS APPLY ONLY TO ASSOCIATES COVERED UNDER THE PERSONAL
INVESTING POLICY.

Covered Persons

       You are a "covered person" if you have access to non-public investment information relating to current or imminent fund/client transactions. If you are a "covered person" you should be receiving quarterly personal investing disclosure forms.

       Covered persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the funds and client accounts. This policy also includes securities transactions of family members living in the covered person's household and any trust or custodianship for which the associate is trustee or custodian. A conflict may occur if you, or a family member in the same household, or a trust or custodianship for which you are trustee or custodian, have a transaction in a security when the funds or client accounts are considering or concluding a transaction in the same security. FOR PURPOSES OF THIS
       POLICY, "COVERED PERSONS" INCLUDE IMMEDIATE FAMILY MEMBERS LIVING IN THE
       SAME HOUSEHOLD.

       Additional rules apply to "investment associates" including portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control associates including assistants (see below).

Prohibited Transactions for Covered Persons

       o IPO investments
       o Writing puts and calls on securities that are subject to pre-clearance
       o Short sales of securities that are subject to pre-clearance

Initial and Annual Holdings Reports

Any associate that becomes a covered person must submit a list of portfolio holdings and securities accounts within 10 calendar days of becoming covered. In addition, all covered associates will be required to review and update their holdings and securities account information annually.

Pre-clearance of Securities Transactions

     Covered persons must receive  approval before buying or selling  securities including (but not limited to):

     o    stocks of companies  (public or private,  including  purchases through private placements)

     o    bonds  (except U.S.  government  bonds or other  sovereign  government bonds rated AAA or Aaa or equivalent)

     o    investments in/capital calls of venture capital partnerships and hedge funds

     o    options  on  securities  subject to  pre-clearance  (the  exercise  of options must also be pre-cleared)

     o    closed-end funds (including investment trust companies)

     o    index funds or exchange-traded  funds that are NOT on the pre-approved list of index funds/ETFs

     o    transactions  in  securities  subject  to  pre-clearance  in IRAs  (or company-sponsored  retirement  accounts) and in Personal  Equity Plans
          (PEPs) and Individual  Savings Accounts (ISAs)  (available in the U.K.
          only) over which you have discretion

       Before buying or selling securities, covered persons must check with the staff of the Personal Investing Committee.

       Pre-clear requests will be handled during the hours the New York Stock
       Exchange ("NYSE") is open (generally 6:30am to 1:00pm Pacific Time).

       You will generally receive a response within one business day. Unless a different period is specified, clearance is good until the close of the
       NYSE on the day that you check. Associates from offices outside the U.S.
       and/or associates trading on non-U.S. exchanges are usually granted enough time to complete their transaction during the next available trading day. If you have not executed your transaction within this period, you must again pre-clear your transaction. Note that investments in private companies (e.g., private placements) and venture capital partnerships must be pre-cleared and reported and are subject to special review. In addition, opportunities to acquire a stock that is "limited"
       (i.e., a broker-dealer is only given a certain number of shares to sell and is offering the opportunity to buy) would be subject to the Gifts and
       Entertainment Policy.

EXCEPTION FOR DE MINIMIS TRANSACTIONS

       THE DE MINIMIS EXCEPTION IS NOT AVAILABLE FOR CIKK ASSOCIATES (A CAPITAL
       COMPANY BASED IN TOKYO) OR ASSOCIATES CONSIDERED INVESTMENT ASSOCIATES.

       All other covered associates may execute ONE SINGLE TRANSACTION (EITHER A
       BUY OR A SELL) OF 100 SHARES OR LESS PER ISSUER PER CALENDAR MONTH
       without pre-clearance. You must, however, still report these trades on your quarterly form. IF YOU REQUEST PRE-CLEARANCE AND ARE DENIED
       PERMISSION, YOU MAY NOT EXECUTE A DE MINIMIS TRANSACTION IN THAT ISSUER
       WITHOUT PRE-CLEARANCE FOR A PERIOD OF SEVEN CALENDAR DAYS. LARGER OR MORE
       FREQUENT SHARE TRANSACTIONS MUST BE PRE-CLEARED.

Reporting Transactions

       Covered persons must submit quarterly disclosure of certain transactions.
       If you are covered, you will receive reporting forms each quarter THAT
       ARE DUE NO LATER THAN 15 CALENDAR DAYS AFTER THE END OF THE QUARTER.(2)
       Reports will be reviewed by the staff of the Personal Investing
       Committee. Transactions of securities (including fixed-income securities)
       or options must be pre-cleared as described above and reported except as outlined below:

REPORT ONLY (NO NEED TO PRE-CLEAR):

     o    PURCHASES AND SALES OF CRMC MANAGED FUNDS

          Note that  American  Funds  transactions  in  Capital's  401(k) or MRP accounts or in  accounts  held with  American  Funds  Service  Company
          (AFS)/Capital  Bank & Trust (CB&T)  where the account  number has been previously disclosed need not be reported

     o    PURCHASES AND SALES OF OTHER CAPITAL AFFILIATED FUNDS

          Note that  transactions  in the LDO Personal  Pension Plan need not be reported if you have a signed data release form on file with LDO Legal

     o    PURCHASES  AND SALES OF GIG  ADVISED/SUB-ADVISED  FUNDS AND  INSURANCE
          PRODUCTS

     o    purchases and sales (including  options and futures) of index funds or exchange  traded  funds  that  ARE on the  pre-approved  list of index funds/ETFs

     o    participation in any CGII private equity fund/partnership

     o    de minimis transactions (see above)

     o    distributions of stock from venture capital partnerships

     o    gifts or bequests  (either  receiving or giving) of  securities  (note that sales of securities, subject to pre-clearance, received as a gift must be both pre-cleared and reported)

     o    sales pursuant to tender offers

DO NOT PRE-CLEAR OR REPORT:

     O    OPEN-END  INVESTMENT  COMPANIES (I.E.,  MUTUAL FUNDS,  OEICS,  SICAVS,
          FCPS,  UCITS,  UNIT TRUSTS  (U.K.) OR JAPANESE  INVESTMENT  TRUSTS AND
          INVESTMENT  COMPANY  FUNDS) EXCEPT FUNDS ADVISED OR SUB-ADVISED BY ANY
          CAPITAL  COMPANY  (Note:  all other funds  should be  pre-cleared  and reported)

     o    money market  instruments or other  short-term debt  instruments  with maturities  (at issuance) of one year or less that are rated in one of
          the  highest  two  rating   categories  by  a  Nationally   Recognized
          Statistical Rating Organization or unrated but of equivalent quality

     o    direct obligations of the U.S. Government or bonds issued by sovereign governments outside the U.S. that are rated AAA or Aaa or equivalent

     o    bankers'  acceptances,  CDs or  other  commercial  paper o  currencies
          (including options and futures) o commodities

     o    transactions  in accounts  for which you have  completely  turned over investment  decision-making  authority to a professional money manager
          (see "Professionally Managed Accounts" below)

       PERSONAL INVESTING SHOULD BE VIEWED AS A PRIVILEGE, NOT A RIGHT. AS SUCH,
       THE PERSONAL INVESTING COMMITTEE MAY PLACE LIMITATIONS ON THE NUMBER OF
       PRE-CLEARANCES AND/OR TRANSACTIONS.

Securities Accounts

1.     DISCLOSURE OF SECURITIES ACCOUNTS

       The following types of accounts must be disclosed:

          o    accounts currently holding reportable  securities  (including any accounts  that hold  funds  advised or  sub-advised  by a Capital company including accounts held at AFS/CB&T)

          o    accounts  that have the ability to hold  reportable  securities o
               PEP and ISA  accounts  that  hold or  have  the  ability  to hold reportable securities

          o    accounts where you (or an immediate  family member  residing with you)  have  completely  turned  over  investment  decision-making authority to a professional money manager

       You do not need to disclose accounts that CAN ONLY hold cash, cash equivalents or open-end investment companies (i.e., mutual funds, OEICs,
       SICAVs, FCPs, UCITs, Unit Trusts (U.K.) or Japanese investment trusts and investment company funds) other than American Funds or other funds managed by Capital Group

2.     DUPLICATE ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS

       Duplicate statements and trade confirmations (or other equivalent documentation) are required for accounts currently holding or have the ability to hold securities that are subject to pre-clearance and/or reporting. (This includes 401k and other retirement accounts with previous employers and excludes American Funds accounts where records are held at American Funds Service Company and the account information has been previously disclosed and the LDO Personal Pension Plan where a signed data release form is on file with LDO Legal). Covered persons should inform their investment broker-dealer, bank, securities firm or money management firm that they are employed by an investment management organization.

       In addition, covered persons must direct their broker-dealer, bank, securities firm or money management firm to send duplicate trade confirmations and account statements (or other equivalent documentation)
       for all new or existing accounts on a timely basis to the appropriate address listed below. IF THEY ARE NOT ABLE TO SEND DUPLICATES DIRECTLY,
       YOU SHOULD SUBMIT COPIES OF ALL TRADE CONFIRMATIONS (OR OTHER EQUIVALENT
       DOCUMENTATION) AND ACCOUNT STATEMENTS AS SOON AS THEY BECOME AVAILABLE.

       ALL DOCUMENTS RECEIVED ARE KEPT STRICTLY CONFIDENTIAL AND ARE MAINTAINED
       BY LAO LEGAL IN ACCORDANCE WITH APPLICABLE FEDERAL SECURITIES LAWS.(3)

       If your broker requires a letter requesting duplicate trade confirmations and monthly statements, please contact the staff of the Personal
       Investing Committee.

       If your broker will be sending confirmation statements for an immediate family member with a different last name than you, you should inform the staff of the Personal Investing Committee with the name of the family member and that person's relationship to you.

3.       PROFESSIONALLY MANAGED ACCOUNTS

       If you have an account where you have COMPLETELY turned over decision-making authority to a professional money manager (who is not covered by our policy), you should have a signed "Professionally Managed
       Account Exception Memo" on file with the staff of the Personal Investing
       Committee. (This memo is not required for Personal Investment Management
       "PIM" accounts.) You must disclose the existence of these accounts and provide the account numbers on your personal investing disclosure forms.
       You do not need to pre-clear or report securities transactions in these accounts.

Additional Policies for "Investment Associates"

       1.  INVESTMENT ASSOCIATES

           Unless otherwise specified, the term "investment associates"
           includes: portfolio counselors/managers, investment analysts and research associates, trading associates including trading assistants, and investment administration, portfolio control and fixed income control including assistants.

       2.  DISCLOSURE OF PERSONAL OWNERSHIP OF RECOMMENDED SECURITIES

           Portfolio counselors/managers and analysts will be asked on a regular basis to disclose securities that they own both personally and professionally and, for analysts, securities that they hold personally that are within their research coverage. This disclosure will be reviewed on a periodic basis by the staff of the Personal
           Investing Committee and may also be reviewed by the CRMC and CGTC
           Executive Committees or other appropriate Capital Committees. In addition, to the extent that disclosure has not already been made to the Personal Investing Committee (by including information on the quarterly form), any associate who is in a position to recommend the purchase or sale of securities by the fund or client accounts that
           s/he personally owns should first disclose such ownership either in writing (in a company write-up) or verbally (when discussing the company at investment meetings) prior to making a recommendation.(4)
           If you have any questions, you should contact the staff of the
           Personal Investing Committee.

       3.  BLACKOUT PERIODS

           Investment associates may not buy or sell a security during a period beginning seven calendar days before and ending seven calendar days after a fund or client account transacts in that issuer. The blackout period applies to trades in the same management company with which the associate is affiliated. If a fund or client account transaction takes place in the seven calendar days following a pre-cleared transaction by an investment associate, the personal transaction may be reviewed by the Personal Investing Committee to determine the appropriate action, if any. For example, the Committee may recommend that the associate be subject to a price adjustment to ensure that he or she has not received a better price than the fund or client account.

       4. BAN ON SHORT-TERM TRADING PROFITS

           Investment associates are generally prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 days. THIS RESTRICTION APPLIES TO
           THE PURCHASE OF AN OPTION AND THE EXERCISE OF THE OPTION WITHIN 60
           DAYS.

Other Considerations

       Associates may not accept negotiated commission rates or any other terms that they believe may be more favorable than the broker-dealer grants to accounts with similar characteristics. U.S. broker-dealers are subject to certain rules designed to prevent favoritism toward such accounts.

       In addition material outside business interests may give rise to potential conflicts of interest. Associates are asked to report if they are a senior officer of or own more than 5% of any private or public company that is or potentially may be doing business with any Capital company or with the American Funds. This reporting requirement also applies to any immediate family member residing within the associate's household.

Personal Investing Committee

       Any questions or hardships that result from these policies or requests for exceptions should be referred to Capital's Personal Investing
       Committee.

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(1)  Note that if you have access to non-public information regarding securities recommendations and holdings but you are not currently considered "covered"
     under the Personal  Investing  Policy (i.e., you do not receive a reporting form each quarter),  you should contact the staff of the Personal Investing
     Committee to discuss.

(2)  For compliance  purposes,  only those signed and dated greater than 30 days past the end of the quarter will be considered "late".

(3)  Information about particular transactions may be provided to an associate's supervisor or appropriate  Human  Resources  manager by Personal  Investing
     Committee staff where the transactions are in violation of the Policy,  may
     impact   the   associate's   job   performance,   or  raise   conflict   of
     interest-related issues.

(4)  Note  that  this  disclosure  requirement  is  consistent  with  both  AIMR standards as well as the ICI Advisory Group Guidelines.